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                                                                     EXHIBIT 5.1

                               BAKER BOTTS L.L.P.
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201



                                                                 August 26, 2002


Lennox International Inc.
2140 Lake Park Boulevard
Richardson, Texas 75080

Ladies and Gentlemen:

                  We are acting as counsel for Lennox International Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of $143,750,000 principal amount of 6.25% Convertible Subordinated Notes due June 1, 2009 (the "Notes") of the Company, and such indeterminate number of shares of common stock, $0.01 par value per share, of the Company as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company. In this regard, we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares. Such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement."

                  We have familiarized ourselves with and examined (i) the Certificate of Incorporation and Bylaws of the Company, each as amended to date,
(ii) the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by it, (iii) the Notes, and (iv) such other instruments, certificates and documents we deemed necessary as a basis for the opinions hereinafter expressed.

                  In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. We have assumed that all signatures on all documents examined by us are genuine, the legal capacity of all natural persons, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof.

                  On the basis of the foregoing, and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that:


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Lennox International Inc.             -2-                       August 26, 2002



                  1. The Notes have been duly authorized by the Company and constitute valid and legal binding obligations of the Company, entitled to the benefits provided by the Indenture, dated as of May 8, 2002, between the Company and The Bank of New York (the "Indenture").

                  2. The Conversion Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be duly and validly issued and fully paid and non-assessable.

                  The opinions set forth above are subject to the following limitations, exceptions, qualifications and assumptions:

                  No opinion is expressed as to the enforceability of obligations under the Notes to the extent enforceability may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

                  The foregoing opinions are limited in all respects to the General Corporation Law of Delaware, the laws of the State of New York, the laws of the State of Texas and the laws of the United States of America, in each case as in effect on the date hereof, and no opinion is expressed herein as to any matters governed by any other laws, including the laws of any other jurisdiction.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under "Legal Matters" in the prospectus forming a part of the Registration Statement.

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

                                                     Very truly yours,
                                                     /s/ BAKER BOTTS L.L.P.